UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to § 240.14a-12

BANK FIRST CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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402 N. 8th Street
P.O. Box 10
Manitowoc, Wisconsin 54221-0010
(920) 652-3100

April 16, 2021
Dear Shareholder:
You are cordially invited to attend the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) of Bank First Corporation (the “Corporation”), the holding company for Bank First, N.A., which will be held on Monday, June 14, 2021, at 4:00 p.m., Central Daylight Time. Due to the public health impact of the coronavirus (COVID-19) pandemic and our continuing concern for the health and well-being of our employees and shareholders, the meeting will be held in an online-only virtual format. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions in advance of the meeting. To access the Annual Meeting online, please go to https://bankfirstwi.bank/2021annualmeeting.html. This page will include a link to register for the event as well as instructions for accessing the virtual Annual Meeting on Monday, June 14, 2021. A list of shareholders of record will be available on the meeting website during the virtual Annual Meeting for inspection by shareholders for any legally valid purpose. As always, we encourage you to vote your shares prior to the meeting date.
The attached Notice of Annual Meeting of Shareholders and Proxy Statement describe the formal business to be acted upon at the Annual Meeting. The Proxy Statement and Annual Report on Form 10-K can be accessed at www.investorvote.com/BFC or on our website at www.bankfirstwi.bank. We expect directors and officers of the Corporation, to virtually attend the Annual Meeting. Following the meeting, we will discuss the status of our business and answer appropriate questions. Bank First encourages all shareholders to ask questions and provide comments in advance of the Annual Meeting by contacting our Investor Relations team at (920) 652-3360 or IR@bankfirstwi.bank. The Chairman of the Board of Directors, Michael G. Ansay, President and Chief Executive Officer, Michael B. Molepske, and Chief Financial Officer, Kevin M. LeMahieu will make every effort to answer questions and respond to comments during the virtual Annual Meeting.
It is important that your shares be represented and voted at the virtual Annual Meeting. Whether or not you plan to attend the Annual Meeting virtually, we urge you to complete and vote and submit your proxy online, by telephone, or by mail to ensure a quorum at the Annual Meeting. If you vote your shares prior to the Annual Meeting, you will have the right to revoke your proxy and vote your shares by one of the methods described in the Proxy Statement.
We hope you will plan to attend our virtual Annual Meeting on Monday, June 14, 2021. If you have any questions regarding any of the information provided herein, please do not hesitate to contact the Corporation’s Corporate Secretary, Kelly Dvorak, at (920) 652-3244 or kdvorak@bankfirstwi.bank. On behalf of our Board of Directors and Senior Management

Team, thank you for your continued investment in Bank First Corporation. We look forward to seeing you virtually at the Annual Meeting.
Sincerely,
Michael G. Ansay Chairman of the Board	Michael B. Molepske President and Chief Executive Officer

402 N. 8th Street
P.O. Box 10
Manitowoc, Wisconsin 54221-0010
(920) 652-3100

   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held Virtually on June 14, 2021

DATE:
Monday, June 14, 2021

TIME:
4:00 p.m. Central Daylight Time

REGISTRATION:
To register for the Annual Meeting online, please go to https://bankfirstwi.bank/2021annualmeeting.html.

NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) of Bank First Corporation (the “Corporation”) will be held virtually on Monday, June 14, 2021, at 4:00 p.m., Central Daylight Time, for the following purposes, all of which are described in greater detail in the accompanying Proxy Statement:
(1) To elect four (4) directors of the Corporation, each for three-year terms and in each case until their successors are elected and qualified;
(2) To ratify the appointment of Dixon Hughes Goodman, LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and
(3) To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. As of the date of this Proxy Statement, the Board of Directors is not aware of any other such business.
Due to the public health impact of COVID-19 and our continuing concern for the health and well-being of our employees and shareholders, the meeting will be held in an online-only virtual format. Shareholders will be able to attend and participate in the Annual Meeting online, vote their shares electronically and submit questions in advance of the meeting. To access the Annual Meeting online, please go to https://bankfirstwi.bank/2021annualmeeting.html. This page will include a link to register for the event as well as instructions for accessing the virtual Annual Meeting on Monday, June 14, 2021. A list of shareholders of record will be available on the meeting website during the virtual Annual Meeting for inspection by shareholders for any legally valid purpose.
The Corporation’s Board of Directors has fixed the close of business on March 29, 2021 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting online or at any adjournments or postponements thereof. Only shareholders of record as of the close of business on such date will be entitled to notice of, and to vote at, the Annual Meeting online or at any adjournments or postponements thereof. If there are insufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Corporation.
It is important that your shares be represented and voted at the meeting regardless of the numbers of shares you own. Even if you plan to virtually attend the Annual Meeting, you are urged to promptly vote the enclosed proxy. You can vote your shares online or by telephone, or by completing and returning the proxy card or voting instruction card sent to you. Voting instructions are printed on your proxy card or voting instruction card and are included in the accompanying proxy statement. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.
The board of directors of the Corporation unanimously recommends that shareholders vote “FOR” each of the four director nominees for election as a director and “FOR” the ratification of Dixon Hughes Goodman, LLP as the Corporation’s independent registered public accounting firm for 2021.
By Order of the Board of Directors
Kelly M. Dvorak, Corporate Secretary
Manitowoc, Wisconsin
April 16, 2021
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be held on June 14, 2021:
The notice of annual meeting, proxy statement, proxy card and the 2020 annual report for the period ending December 31, 2020, are available at https://www.investorvote.com/BFC
Whether or not you plan to attend the virtual meeting, please vote online or by telephone, or by marking, signing, dating and promptly returning the enclosed proxy card or voting instruction card.

BANK FIRST CORPORATION
402 N. 8th Street
P.O. Box 10
Manitowoc, Wisconsin 54221-0010
(920) 652-3100

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
To Be Held Virtually on June 14, 2021

ABOUT THE ANNUAL MEETING
This Proxy Statement is provided by the Board of Directors of Bank First Corporation (the “Corporation”) in connection with our 2021 Annual Meeting of Shareholders (the “Annual Meeting”) and at any adjournment of the meeting. It describes the proposals to be voted on at the Annual Meeting and the voting process and includes certain other information.
The Annual Meeting will be held virtually on Monday, June 14, 2021, at 4:00 p.m., Central Daylight Time, for the purposes set forth in the Notice of Annual Meeting of Shareholders. Due to the public health impact of COVID-19 and our continuing concern for the health and well-being of our employees and shareholders, the meeting will be held in an online-only virtual format. To access the Annual Meeting online, please go to https://bankfirstwi.bank/2021annualmeeting.html. This page will include a link to register for the event as well as instructions for accessing the Annual Meeting on Monday, June 14, 2021. A list of shareholders of record will be available on the meeting website during the Annual Meeting for inspection by shareholders for any legally valid purpose.
The meeting notice, containing information regarding the availability of proxy materials for the 2021 Annual Meeting of Shareholders is being mailed to shareholders on or around April 16, 2021. Shareholders will be able to access the proxy materials electronically and vote their shares at www.investorvote.com/BFC. The meeting notice will also contain instructions regarding how to request a paper copy of the proxy materials. In accordance with the rules of the U.S. Securities and Exchange Commission (the SEC), we are permitted to furnish proxy materials, including this proxy statement and our 2020 annual report, to shareholders by providing access to these documents online instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless requested. Instead, most shareholders will only receive a notice that provides instructions on how to access and review our proxy materials online. We have elected electronic access to our proxy materials to save the Corporation the cost of producing and mailing these documents. We believe this expedites shareholder receipt of proxy materials, lowers the costs incurred by us and conserves natural resources. The notice also provides instructions on how to submit your proxy and vote online or by phone. If you would like to receive a printed copy or emailed copy of our proxy materials free of charge, please follow the instructions set forth in the notice to request the materials. If you receive more than one notice, it means that your shares are registered differently and are held in more than one account. To ensure that all shares are voted, please either vote each account over the Internet or by telephone or sign and return by mail all proxy cards.
Unless the context indicates otherwise, all references in this Proxy Statement to “we,” “us,” “our,” “the Corporation,” and “Bank First” refer to Bank First Corporation and its wholly owned subsidiary, Bank First, N.A., and the “Bank” refers to Bank First, N.A.
Purpose of Meeting
Shareholders will be asked to vote on the following matters:
(1) To elect four (4) directors of the Corporation, each for three-year terms and in each case until their successors are elected and qualified;

(2) To ratify the appointment of Dixon Hughes Goodman, LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and
(3) To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. As of the date of this Proxy Statement, the Board of Directors is not aware of any other such business.
In addition, management will report on the Corporation’s performance for the fiscal year ended December 31, 2020 and will respond to questions from shareholders.
Voting Recommendation
Proposal	Board’s Recommendation	Reasons for Recommendation	See page
1. Election of four (4) directors	FOR	The Board and the Governance and Nominating Committee believe the four Board nominees possess the skills, experience, and knowledge to effectively monitor performance, provide oversight, and advise management on the Corporation’s long-term strategy.	5
2. Ratification of Independent Registered Public Accounting Firm	FOR	Based on the Audit Committee’s assessment of Dixon Hughes Goodman LLP’s qualifications and performance, the Audit Committee believes the retention of Dixon Hughes Goodman LLP as the Corporation’s independent registered public accounting firm for fiscal year ending December 31, 2021 is in the best interest of the Corporation.	29
VOTING INFORMATION
Record Date
Each share of the Corporation’s common stock issued and outstanding as of the close of business on March 29, 2021 (the “Record Date”) is entitled to receive notice of, and is further entitled to one vote on all matters to be voted upon at the Annual Meeting. If you were a shareholder of record on the Record Date, you are entitled to vote all the shares that you held on that date at the Annual Meeting or any postponements or adjournments thereof.
Outstanding Shares and Quorum
On the Record Date, there were 7,729,215 shares of common stock of the Corporation outstanding. A quorum of shareholders is necessary to hold a valid shareholder meeting. The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of outstanding common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Thus, the holders of common stock representing at least 3,864,608 votes will be required to establish a quorum. No shares of preferred or other capital stock were outstanding as of the Record Date. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed to permit the further solicitation of proxies.
Procedures for Voting by Proxy
Shareholders of Record; Shares Registered Directly in Your Name.   Shareholders of record may vote their shares in person during the virtual Annual Meeting, or submit a proxy to cause their shares to be represented and voted at the Annual Meeting. Shareholders of record may grant a proxy with respect to their shares by mail, telephone or Internet. Granting a proxy by telephone or Internet will be available up to the date of the Annual Meeting. Voting instructions appear on your proxy card. If you grant a proxy by telephone or Internet, please have your proxy card available.
Beneficial Holders; Shares Registered in the Name of Broker; Bank or Other Agent.   If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, commonly referred to as “street name,” you should have received our proxy materials from that organization rather than from the Corporation. As a beneficial owner, you have the right to direct your broker, bank, or other agent on how to vote the shares in your account. You should follow the instructions provided by your broker, bank or other agent regarding how to vote your shares. To attend the virtual Annual Meeting, you must register in advance and submit proof of your “legal proxy” from your broker, bank or other reflecting your Corporation common stock ownership.
The Corporation must receive your vote no later than the time the polls close for voting at the Annual Meeting for your vote to be counted at the Annual Meeting. Please note that Internet and telephone voting will close at 11:59 p.m., on June 13, 2021.
The proxy solicited hereby, if properly voted and not revoked prior to its use, will be voted in accordance with the directions contained therein. Votes will be counted the day of the Annual Meeting by the inspector of election appointed by the Corporation for the Annual Meeting. The Board has appointed Chairman of the Board of Directors Michael G. Ansay and Corporate Secretary Kelly M. Dvorak to serve as the proxies for the Annual Meeting.
If you are a shareholder of record and you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” the election of the director nominees named in this Proxy Statement and “FOR” the ratification of the Corporation’s independent registered public accounting firm. If any director nominee becomes unavailable for election for any reason prior to the vote at the Annual Meeting, the Board may reduce the number of directors to be elected or substitute another person as a nominee, in which case your proxy (one of the individuals named on your proxy card) will vote for the substitute nominee. If any other matter is properly presented at the Annual Meeting, your proxy will vote your shares as recommended by the Board or, if no recommendation is given, will vote your shares using his or her discretion.
If your shares are held by your broker, bank or other agent as your nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” You are not the “recordholder” of such shares. If this is the case, you will need to obtain a proxy card from the organization that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or other agent to vote your shares. Brokers, banks or other agents that have not received voting instructions from their customers cannot vote on their customers’ behalf with respect to proposals that are not “routine” but may vote their customers’ shares with respect to proposals that are “routine.” Shares that brokers, banks and other agents are not authorized to vote are referred to as “broker non-votes.” The ratification of the Corporation’s independent registered public accounting firm is a routine proposal, while the election of directors is not a “routine” proposal. Therefore, if you are a beneficial holder and if you submit a voting instruction form to your bank, broker or other nominee but do not specify how to vote your shares, your shares will be voted in the bank, broker or other nominee’s discretion with respect to the ratification of the Corporation’s independent registered public accounting firm, but such shares will not be voted with respect to the election of directors.
Requirements for Shareholder Approval
In voting for the proposal to elect four directors (Proposal 1), you may vote in favor of all nominees or withhold your votes as to all or as to specific nominees. For the director nominees to be elected, a director nominee must receive more votes than any other nominee for the same seat on our Board of Directors, and must receive more votes cast in favor of that nominee than against the nominee. As a result, if you withhold your vote as to one or more nominees, it will have no effect on the outcome of the election unless you cast that vote for a competing nominee. As of the date of this Proxy Statement, we do not know of any competing nominees. Shareholders are not entitled to cumulative voting in the election of our directors. Accordingly, you may cast only one vote per share of our common stock for each nominee to the Board.
In voting on the proposal to approve the ratification of the Corporation’s independent registered public accounting firm (Proposal 2), you may vote for or against the proposal or abstain. To ratify the appointment of Dixon Hughes Goodman, LLP as the Corporation’s

independent registered public accounting firm for the fiscal year ending December 31, 2021, the proposal must receive more votes cast in favor of the proposal than cast against the proposal.
Abstentions and Broker Non-Votes
Abstentions (i.e., shares for which authority is withheld to vote for a matter) are included in the determination of shares present and voting for purposes of whether a quorum exists. For the election of directors, failure to vote, votes withheld, and abstentions will have no effect on the outcome of the vote because directors are elected by a plurality of the votes cast. For the ratification of the appointment of the Corporation’s independent registered public accounting firm, failure to vote, votes withheld, and abstentions will have no effect on the outcome of the vote.
Proxies relating to “street name” shares that are voted by brokers or other third-party nominees on certain matters will be treated as shares present and voting for purposes of determining the presence or absence of a quorum. Broker non-votes will be considered present for the purpose of establishing a quorum, but will not be treated as shares entitled to vote on such matters. Broker non-votes will have no effect on the outcome of the election of directors and the ratification of the appointment of the Corporation’s independent registered public accounting firm.
Solicitation and Revocation
This Proxy Statement is furnished to the shareholders of the Corporation in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting. The cost of soliciting proxies will be borne by the Corporation, and solicitation will be made principally by distribution via mail. Proxies also may be solicited by email, telephone, or other means of communication by certain directors, officers, and employees of the Corporation without additional compensation for their proxy solicitation efforts. The Corporation also made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation materials to the beneficial owners of the Corporation’s common stock.
A proxy may be revoked at any time before it is exercised by (i) filing a written notice of revocation with the Corporate Secretary of the Corporation (Corporate Secretary, Kelly M. Dvorak, Bank First Corporation, 402 N. 8th Street, P.O. Box 10, Manitowoc, Wisconsin 54221-0010); (ii) submitting a duly executed proxy bearing a later date which is received by the Corporation at any time prior to the Annual Meeting date; or (iii) appearing at the Annual Meeting virtually and voting in person. If your shares are held by your broker, bank or other agent as your nominee, you should follow the instructions provided by your broker, bank or other agent.
Voting Results
The Corporation will publish the voting results in a Current Report on Form 8-K, which will be filed with the SEC within four business days following the Annual Meeting.
Other Matters
Shareholders who have questions about the matters to be voted on at the Annual Meeting or how to submit a proxy should contact Corporate Secretary Kelly Dvorak at Bank First Corporation, 402 N. 8th Street, P.O. Box 10, Manitowoc, Wisconsin 54221-0010 or by phone at (920) 652-3244 or by email at kdvorak@bankfirstwi.bank.

PROPOSAL 1 — ELECTION OF DIRECTORS
The Articles of Incorporation and Bylaws of the Corporation provide that the Board of Directors of the Corporation shall be divided into three classes which are as equal in number as possible and that the members of each class are to be elected for a term of three years and until their successors are elected and qualified. One class of directors is to be elected annually. A resolution of the Board of Directors of the Corporation adopted pursuant to the Corporation’s Bylaws has established the number of directors at twelve (12).
There are four (4) nominees for election to the Board of Directors at the Annual Meeting, each to serve a three-year term. Each of the director nominees is also a member of the Board of Directors of the Bank, a wholly-owned subsidiary of the Corporation. Information regarding the business experience of each nominee is included below. There are no arrangements or understandings between any of the directors and any other person pursuant to which he or she was selected as a director. No current director has any family relationship, as defined in Item 401 of Regulation S-K, with any other director or with any of our executive officers.
Each proxy executed and returned by a shareholder will be voted FOR the election of the director nominees listed below unless otherwise directed. At this time, the Board of Directors expects that all nominees will be available to serve as directors. If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the Board of Directors.
Nominees for Election as Directors
The following is a summary of information with respect to the director nominees, including the name of each director nominee, his or her experience and qualifications, each of the positions and offices he or she holds with the Corporation, his or her term of office as a director, and all periods during which he or she has served as a director of the Corporation. If elected, the director nominees will hold office for a three-year term expiring in 2024.

MARY-KAY H. BOURBULAS

Ms. Bourbulas was formerly a director on the board of Partnership Community Bancshares, Inc., which was acquired by the Corporation on July 12, 2019. She is a co-owner, founder and manager of Handen Distillery, a grain to bottle craft distillery located in Cedarburg, Wisconsin. Prior to opening the distillery in 2017, Ms. Bourbulas provided asset-based workout consulting for secured assets and distressed loans from 2006 to 2015. She also has an extensive background in securities management, having begun her career at Stein Roe & Farnham, a former Chicago-based investment advisory firm, in 1985. She then spent fourteen years at Strong Capital Management, where she led the high-yield municipal department and credit team. Ms. Bourbulas holds a bachelor’s degree in Economics from Northwestern University. She became a director of the Corporation and Bank in July 2019, succeeding Robert Wagner upon his retirement from the Board of Directors. Ms. Bourbulas’ experience in evaluating and managing secured assets and troubled loans, coupled with her tenure in the investment services industry, brings valuable experience to the Board of Directors.

ROBERT D. GREGORSKI

Mr. Gregorski is the founder and principal of Gregorski Development, LLC, a commercial real estate development company based in Menasha, Wisconsin. Formed in 2002, the company’s portfolio of properties has grown to include single tenant retail buildings, multi-tenant retail buildings, ground-leased properties, vacant commercial land, and multi-family residential property. In his role as a real estate developer, Mr. Gregorski is involved in all aspects of the sale, purchase, and development of commercial and multi-family residential properties, including site identification and acquisition, entitlement, due diligence, financing, construction, and property management. He has formed strategic alliances in the industry and focuses on maintaining the utmost integrity with every project. Previously, Mr. Gregorski served as a partner at Alpert & Gregorski, LLP, a personal injury law firm based in Manitowoc. Mr. Gregorski received his Bachelor of Arts Degree from the University of Wisconsin, Madison in 1984 and his Juris Doctor degree from the University of Wisconsin Law School in 1988. Mr. Gregorski became a director of the Corporation and Bank in October 2010. Mr. Gregorski brings to our Board of Directors extensive experience and expertise in real estate development. The knowledge garnered throughout his tenure with Gregorski Development, LLC positions him to be a valuable asset in a variety of contexts and committee roles, including analyzing the Bank’s commercial real estate loan portfolio and assisting in site selection and development of new bank branches.

PHILLIP R. MAPLES

Mr. Maples, age 55, is a partner in the law firm of Michael Best & Friedrich, LLP and has been practicing law for over 28 years. He joined Michael Best & Friedrich in 2016 and has an active statewide practice with a focus on wealth planning. He also works frequently with large corporate and agribusiness clients on transactional and structural planning, business succession and with their principals on estate, gift, and income tax issues. Working within his firm’s Wealth Planning practice group he provides counsel on wealth transfer and related tax issues, along with the development and implementation of complex estate plans. He also works within the probate and trust administration areas and in the resolution of business disputes. Having served on the Board of Directors for several private companies he works frequently with the Boards of his clients on governance and strategic issues. Prior to joining Michael Best & Friedrich in 2016, Mr. Maples spent six years with the management team of a local manufacturer leading their operational and legal departments. He was also a shareholder at the law firm of Whyte Hirschboeck Dudek, S.C. in Manitowoc from 1996 to 2009. Mr. Maples has been active in numerous community and statewide organizations throughout the years. He currently serves on the Board of Directors and Executive Committee of the Museum of Wisconsin Art and on the Board of Trustees of the Wisconsin Maritime Museum. Mr. Maples received his Bachelor of Arts, with distinction, from the University of Wisconsin — Madison in 1988 and his Juris Doctor degree from the University of Wisconsin Law School in 1992, where he has returned to instruct in their practice skills program in the area of wealth planning. Mr. Maples brings significant legal knowledge and experience to the Board of Directors, specifically in the areas of estate, wealth, and business succession planning.

PETER J. VAN SISTINE

Mr. Van Sistine is a Senior Vice President at Q2, a leading provider of digital banking solutions, since 2019, where his primary concentration is maintaining Q2’s leadership position in Financial Experience and Digital Banking offerings. Mr. Van Sistine has more than 40 years of experience in financial technology and services. Prior to Q2, he was the Executive Vice President of Sales at FIS for 27 years, where he was responsible for creating and executing sales and marketing programs to drive new business and client retention metrics in support of organic growth goals, and strategic acquisition. Prior to his role at FIS, he served as Senior Vice President of Metavante Corporation. He joined Metavante in 1991, as Vice President of Retail Strategy, designing and delivering sales and service technology solutions for financial services companies. Performing in many capacities, he later served as Senior Vice President of Business Development as well as the Senior Vice President of Marketing and Sales. Prior to his tenure with Metavante, Mr. Van Sistine served as Vice President of BISYS from 2000 to 2002, where he was responsible for new strategic business direction for all banking solutions as well as technology planning and implementation. In this role, Mr. Van Sistine garnered a strong understanding of major financial technologies, including: CRM, Electronic Banking, Data Warehousing, and Executive Information Solutions. He has deep roots in community banking, having served in many capacities while at Valley Bank in Appleton, Wisconsin. Mr. Van Sistine attended both the University of Wisconsin and Northwestern University’s J.L. Kellogg Graduate School of Management. He became a director of the Bank in September 2017 and was elected to the Corporation’s Board of Directors in 2018. Mr. Van Sistine brings to the Board extensive experience and expertise in the financial technology sector as well as a strategic and visionary approach to leadership.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” EACH OF THE ABOVE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.
Directors Continuing in Office
The following is a summary of information with respect to the continuing directors, including the name of each director, his or her experience and qualifications, each of the positions and offices he or she holds with the Corporation, his or her term of office as a director, and all periods during which he or she has served as a director of the Corporation.

Directors Whose Terms Expire in 2022
MICHAEL G. ANSAY

As sitting Chairman of the board of directors of the Corporation, Mr. Ansay is also the Chairman and Chief Executive Officer of Ansay & Associates, LLC, a second-generation independent insurance agency providing integrated insurance, risk management, and benefit solutions to businesses, families, and individuals. In his current role, Mr. Ansay is responsible for developing long-term strategic plans and implementing the mission, vision, and values of the agency to deliver high quality, customer-focused solutions. Under Mr. Ansay’s direction, Ansay & Associates, LLC is one of the fastest-growing companies in Wisconsin and has been recognized as one of the Best and Brightest companies to work for nationwide. Growing from one office to over 20 offices, Ansay & Associates manages the insurance and risk needs of over 12,000 businesses and 35,000 individuals. Mr. Ansay is also a managing member of Ansay Development Corporation and Ansay International. Mr. Ansay currently serves on the board of directors for the Independent Insurance Agency of Wisconsin, the Bruce Krier Charitable Foundation, and an Advisory Board Member for Dais Technology. Mr. Ansay has also been appointed Honorary Consul of Luxembourg for Wisconsin by Luxembourg’s Ministry of Foreign Affairs. Mr. Ansay graduated from Marquette University in 1976 with a Bachelor of Science in Finance. Mr. Ansay became a director of the Corporation and Bank in February 2010, was appointed Vice-Chairman in February 2012, and assumed the role of Chairman in January 2013. Our board of directors determined that Mr. Ansay is qualified to serve as a director and Chairman of our board based on his extensive experience driving growth, crafting and implementing long-term strategic goals, and his proven ability to bring people together and develop a strong team of leaders.

MICHAEL B. MOLEPSKE

Mr. Molepske is currently the President and Chief Executive Officer of the Corporation and Chief Executive Officer of the Bank. In these roles, he is responsible for providing strategic leadership by working with the Board of Directors and the Senior Management team to establish long-term goals, growth strategies, and policies and procedures for the Corporation and the Bank. Mr. Molepske’s primary objective is to ensure the Bank’s affairs are carried out competently, ethically, in accordance with the law, and in the best interest of employees, customers, and shareholders. In 2005, Mr. Molepske joined the Bank as the Senior Loan Officer and Regional President. In this role, he was responsible for overseeing and maintaining the integrity of the Bank’s loan portfolio by ensuring proper compliance with all lending policies and procedures. In 2008 and 2010, respectively, Mr. Molepske was appointed to his current roles as Chief Executive Officer and President of the Corporation. From 1988 to 2005, Mr. Molepske served as a Credit Analyst, Business Banker, Senior Loan Officer, and Market President at Associated Bank, where he was responsible for overseeing the Lakeshore Region’s commercial banking, private banking, credit administration, and treasury management functions. Mr. Molepske currently serves on the Board of Directors for RCS Foundation, Rahr-West Museum Foundation, and is the Chairman of the Officials Committee for the American Barefoot Club, a division of USA Water Ski and the World Barefoot Council, a division of the International Waterski & Wakeboard Federation. He serves as Chairman of the Board of Directors for the Bank’s data processing subsidiary, UFS, LLC, as well as a Secretary and member of the Board of Directors of Ansay & Associates, LLC. Additionally, he serves on the Federal Reserve Chicago District’s Community Depository Institutions Advisory Council. Mr. Molepske graduated from the University of Wisconsin, Madison with Bachelor of Science degrees in Finance and Management Information Systems. He later earned his Masters of Business Administration from the University of Wisconsin, Milwaukee. Mr. Molepske became a Director of the Corporation and Bank in 2008. He is also a member of the Bank’s Senior Management Team. Our Board believes Mr. Molepske is qualified to serve as a director as Mr. Molepske is a proven leader with the vision and ability to successfully execute the Bank’s strategic initiatives. His attention to detail and extensive knowledge of the financial sector enables him to anticipate change and quickly adapt in a highly dynamic industry, and under his leadership, Bank First has experienced exceptional growth, strong asset quality, and profitability.

JUDY L. HEUN

Mrs. Heun has over 30 years of experience in accounting and finance, currently serving as a Financial Consultant for Kohler Company advising and directing the company leadership in topics regarding financial audit, policy/procedure, and planning and investing. Prior to her current role, she served as Vice President and Controller for Kohler Company’s Kitchen & Bath North America sector from 2017 to 2019. Prior to that role, she served as the Director of Corporate Administrative Accounting for the Kohler Company for over 15 years. She is an accomplished leader with experience in various aspects of finance and operations with a professional skillset in planning, forecasting, accounting, internal controls, and continuous improvement. She is invested in the Plymouth community with active involvement in her church and local soccer program, recently serving on both the school and soccer boards. She served as the finance committee chair for the St. John the Baptist school board for six years, and served as a board member, treasurer, and team manager of the Plymouth Soccer Club. Mrs. Heun graduated from the University of Wisconsin-Milwaukee in 1988 with a Bachelor of Business Administration degree in Finance. She earned her Master’s degree in Business Administration from Marquette University in 1997. Mrs. Heun became a director of the Corporation and Bank in April 2019. Mrs. Heun brings a demonstrated history of strong financial discipline to the Corporation, as well as a wealth of experience in the areas of financial planning, forecasting, costing, and all other financial accounting processes.

Directors Whose Terms Expire in 2023
DONALD R. BRISCH

Before his retirement in 2009, Mr. Brisch served as the President and Vice President of Operations for Rockwell Lime Co. in Manitowoc, a leading producer of dolomitic lime, chemical grade limestone, and crushed limestone aggregate products for the manufacturing, energy, and construction industries. Mr. Brisch joined Rockwell Lime Co. in 1975 as a General Laborer and was soon promoted to Plant Superintendent in 1976. In this role, Mr. Brisch provided oversight of all production activities, including the preparation of operation schedules and budgets as well as the coordination of resources necessary to ensure production was in line with cost and quality specifications. Mr. Brisch was appointed Vice President of Operations and President of Rockwell Lime Co. in 1982 and 1994, respectively. In these roles, Mr. Brisch led a strategic initiative to install new hydrating, packaging, and milling plants, expanding the organization’s capabilities and competitive edge in the marketplace. Mr. Brisch led an effort to position the company for sale, and in 2006, Rockwell Lime Co. was successfully acquired by Carmeuse Lime & Stone, a family-owned business located in Belgium. Mr. Brisch is active in his community and has served a total of 16 years on the Board of Directors of Holy Family Memorial Hospital and Silver Lake College in Manitowoc. Mr. Brisch graduated from Saint Mary’s University in 1974 with a Bachelor’s degree in Natural Science. Mr. Brisch became a director of the Corporation and Bank in 2006. Mr. Brisch, as former President and Vice President of Operations for Rockwell Lime Co., adds strategic and operational depth to our Board of Directors.

MICHAEL P. DEMPSEY

Mr. Dempsey joined the Bank in June 2010 as Executive Vice President and Chief Operating Officer, and has served as the President of the Bank since 2015. In this role, he is responsible for driving the Bank to establish, achieve and surpass sales, profitability, and business goals. He also provides leadership and guidance to ensure the mission and core values of the organization are upheld. From 1994 to 2009, Mr. Dempsey served as Executive Vice President, Senior Credit Officer, and Regional President in a regional capacity at Associated Bank, and was a member of Associated Bank’s Corporate Executive Loan Committee, Corporate Pricing Committee, and Corporate Key Leadership Committee. Prior to his tenure at Associated Bank, Mr. Dempsey dedicated seventeen years to Firstar Bank in a variety of capacities, including Senior Credit Officer and Senior Vice President and Manager of the Fox Valley Regional Trust Division. Mr. Dempsey currently serves on the Greater Oshkosh Economic Development Finance Committee, Oshkosh Chamber Economic Development Advisory Board, President of Waterfest, Inc., and is an active EAA AirVenture volunteer and member, among many other Fox Valley community organizations. Mr. Dempsey graduated from the University of Wisconsin Oshkosh with a Bachelor of Science Degree in Political Science and his Master’s Degree in Business Administration. Mr. Dempsey became a director of the Corporation and Bank in 2014, and also serves on the Bank’s Senior Management Team. Our board has determined Mr. Dempsey is qualified to serve as a director based upon his position with the Bank and his many years of experience in banking.

ROBERT W. HOLMES

Mr. Holmes served as Executive Chairman of the Board of Directors of Tomah Bancshares, Inc., which was acquired by the Corporation on May 15, 2020. Mr. Holmes has over 40 years of experience in the financial services industry, dating back to 1975 when he founded and served as President and CEO of First Insurance Services, Inc. In 1983, First Insurance Services joined Wisconsin Savings Bank and Mr. Holmes was appointed to serve as President and CEO of the combined organization as well as Chairman of the Board of Directors. Mr. Holmes led an effort to position First Insurance Services and Wisconsin Savings Bank for sale, and in 1991 the combined organization was acquired by Heritage Mutual Insurance Company in Sheboygan, WI (operating today as Acuity Insurance). Mr. Holmes continued to serve as CEO and Chairman of the Board of Westland Savings Bank and Westland Insurance Services from 1991 to 1998. In 2003, Mr. Holmes founded Timberwood Bank and led the successful acquisition of Acuity Bank in 2007, growing total assets from $22 million to over $100 million. He continued growing the organization over the next 12 years reaching $193 million in total assets. Outside the financial services industry, Mr. Holmes founded and served as a director Advanced Bioenergy, a 250 million gallon ethanol company. He also started numerous real estate-based businesses over the years. Mr. Holmes was also appointed by Governor Thompson to serve on the State Savings and Loan Review Board with the Wisconsin Department of Financial Institutions, and served until 2020. Active in the community Mr. Holmes served as President and Chairman of the Tomah Memorial Hospital Board. He has served on the Board of Directors of Handi-shop Industries, the Tomah Public Library and the board of trustees for the Congregational Church. Mr. Holmes received his Bachelor of Arts Degree from the University of Wisconsin-Lacrosse in 1969. He also attended the University of Nebraska from 1970-1971. Mr. Holmes was elected to the Board of Directors of the Corporation in June of 2020. With his extensive background in the banking industry as well as experience in acquisition structuring, regulatory guidance and strategic and corporate planning, Mr. Holmes brings additional strength and depth to the Board of Directors.

STEPHEN E. JOHNSON

Mr. Johnson, retired, formerly served as Market President and Community Reinvestment Act (“CRA”) Officer for Bank First from 2017 to 2018. Prior to joining Bank First, Mr. Johnson was Director of Compliance and Chairman of the Board of First National Bank of Waupaca as well as Chairman of the Board of Waupaca Bancorporation, Inc. (“WBC”) from 2016 to 2017. Mr. Johnson played a significant role in the merger of Bank First and WBC in 2017. Preceding his move to the banking industry, Mr. Johnson was employed by Sentry Insurance A Mutual Company for over 35 years, during which he served in various capacities that included responsibilities in Operations Support and Underwriting Planning, Marketing Operations, Affinity Markets, and Consumer Products Underwriting. Mr. Johnson’s community activities include serving as a member of the Boards of Directors of the Waupaca Area Community Foundation, the ThedaCare Foundation of Waupaca, the ThedaCare Family of Foundations, the Western Golf Association / Evans Scholars Foundation, and he is the President of the Board of Education for the School District of Waupaca. Mr. Johnson graduated from the University of Southern California in 1978 with a Bachelor of Arts degree in Psychology. He became a Director of the Corporation and Bank in January 2019. Mr. Johnson’s background in CRA, marketing, customer acquisition, and operations, along with strategic and corporate planning, brings additional strength and a diverse business perspective to the Board of Directors.

DAVID R. SACHSE

Mr. Sachse is President and Owner of Landmark Consultants, Inc., a consulting, research, and entrepreneurship business formed in 1993. In that role, he has been involved in eight successful entrepreneurial ventures. Additionally, Mr. Sachse serves as minority owner and/or advisor to five successful ventures in eastern Wisconsin, including Nutrients, Milwaukee Forge, Heresite, DRS Central, and Terra Compactor, where he provides financial and operational counsel to these companies. Mr. Sachse also currently serves as Chairman of the Board of Directors of Landmark Group, Inc. and its wholly-owned subsidiary HTT, Inc., a company that designs and manufactures dies and metal stampings. At HTT, Inc., Mr. Sachse directed a strategic acquisition that resulted in significant growth in sales as well as numerous operational efficiencies and capabilities for the company. Mr. Sachse also served as President of Polar Ware/Stoelting from 2002 – 2012. Under his direction, the company became a leading manufacturer of stainless steel ice cream machines, cheese processing equipment, and industrial washers and dryers in North America, reporting over $90 million in annual sales. Mr. Sachse led an effort to position Polar Ware/Stoelting for sale, and in 2012, it was acquired by The Vollrath Company. Mr. Sachse currently serves on the board of directors for the Sheboygan County Economic Development Corporation and is an active member of the Sheboygan County Economics Club. Mr. Sachse also currently serves on the board of directors of Ansay & Associates, LLC, an independent insurance agency in Wisconsin. Mr. Sachse graduated from the University of Wisconsin, Milwaukee in 1977 with a Bachelor of Science in Marketing and Finance. Mr. Sachse became a director of the Corporation and Bank in June 2010. With his extensive background in financial planning and analysis, internal audit and compliance, and acquisition structuring, Mr. Sachse offers a diverse range of business skills to the Corporation.

Retiring Directors
The following directors are retiring from the Board of Directors after the Annual Meeting.
KATHERINE M. REYNOLDS

Ms. Reynolds is a partner in the law firm of Michael Best & Friedrich, LLP and has been practicing law for over forty years. Her practice concentrates primarily on wealth planning and local government law, serving clients throughout northeast Wisconsin. As a member of her firm’s Wealth Planning Special Practice Group, she provides strategic advice on wealth preservation for future generations by implementing her clients’ plans for estate planning and probate matters, and trust creation and administration. In addition, Ms. Reynolds has experience representing villages, towns and sanitary districts in northeast Wisconsin, where her representation includes a full complement of municipal services and advice, including ordinance drafting and enforcement, contract negotiation and drafting, zoning and land use issues, and analysis and advice on conflict of interest and ethics matters. She has held a leadership position in her law firm by serving as the Chair of the firm’s Elder and Disability Law Focus Group and as the Manitowoc office representative of the firm’s Community Outreach Committee. Ms. Reynolds’ community activities include serving as a member of the board of directors of the Manitowoc Symphony Orchestra, Shady Lane, Inc., and Van der Brohe Arboretum, Inc., member and Chair of the Manitowoc County Ethics Committee, and member and Secretary of the St. Francis of Assisi Parish Finance Council. Ms. Reynolds received her Bachelor of Science, magna cum laude, from Saint Mary’s College, Notre Dame, Indiana. She received her Juris Doctor degree from the University of Wisconsin. Ms. Reynolds is a member of the American Bar Association and State Bar of Wisconsin.

Ms. Reynolds has been a director of the Company and Bank since 1992. She has brought to our board of directors significant legal experience and expertise, having spent her entire professional career in private practice in Manitowoc County. Her legal background and experience and attention to detail have been an invaluable asset to the Board for thirty years.
EXECUTIVE OFFICERS
Executive Officers Who Are Not Directors
The following is a summary of information with respect to the executive officers of the Corporation who are not directors, including the name of each individual, his or her experience and qualifications, and the details of the position he or she holds with the Corporation.
KEVIN M. LEMAHIEU

Mr. LeMahieu, age 49, joined the Corporation and the Bank in August 2014 as Chief Financial Officer. In this role, he oversees the Bank’s finance and reporting functions. Mr. LeMahieu brings to the Corporation significant financial expertise, having served his entire professional career in the public accounting and finance fields. During his nine-year tenure with Beene Garter LLP from 1995 to 2004, Mr. LeMahieu was responsible for managing audit and review teams on engagements for clients in a variety of industries. He was also a member of the efficiency task force, a group responsible for analyzing the firm’s audit and review approach and recommending solutions to maximize departmental efficiency. From 2004 to 2014, Mr. LeMahieu served in the capacities of Assurance Services Senior Manager and Director with CliftonLarsonAllen LLP, where he was responsible for managing audit and review teams on engagements for clients, working primarily with financial institutions. He also consulted with clients to provide cost and profit analysis, strategic merger guidance, accounting pronouncement interpretation, and internal control system guidance. Mr. LeMahieu graduated from Calvin College with a Bachelor of Science degree in Accountancy. He currently is a member of the Sheboygan County Economics Club, Wisconsin Bankers Association, American Institute of Certified Public Accountants and Wisconsin Institute of Certified Public Accountants. He earned his Certified Public Accountant designation in 1996 and is currently licensed in Wisconsin.

Officers of the Board of Directors
Chairman: Michael G. Ansay
President and Chief Executive Officer: Michael B. Molepske
Chief Financial Officer: Kevin M. LeMahieu
Executive Officer and President of the Bank: Michael P. Dempsey
Corporate Secretary and General Counsel: Kelly M. Dvorak
During the previous 10 years, no director, person nominated to become a director, or executive officer of the Corporation was the subject of any legal proceeding that is material to an evaluation of the ability or integrity of any such person.
CORPORATE GOVERNANCE
Overview
We are committed to having sound corporate governance principles, which are essential to running our business efficiently and maintaining our integrity in the marketplace. We understand that corporate governance practices change and evolve over time, and we seek to adopt and use practices that we believe will be of value to our shareholders and will positively aid in the governance of the Corporation. We will continue to monitor emerging developments in corporate governance and enhance our policies and procedures when required or when our board of directors determines that it would benefit us and our shareholders.
Board Leadership Structure
The Corporation is committed to strong Board leadership. Currently, the roles of Chairman of the Board and Chief Executive Officer are held by different individuals. Mr. Ansay serves as Chairman of the Board, and Mr. Molepske serves as Chief Executive Officer and President. It is the Corporation’s view that structuring the Board leadership in this way allows for the most effective communication between the Board and Senior Management, as well as consistent leadership and cohesive strategic planning. From time to time, the Board leadership structure will be re-evaluated to ensure that it continues to be the most effective approach in serving the Corporation’s goals. In addition, to further strengthen the oversight of the full board of directors, our independent directors hold executive sessions at which only independent directors are present.
Role of Board in the Oversight of Risk
The Board takes an active role in overseeing all areas of risk to the Corporation, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk, and operational risk. This oversight is done through various Board committees, all of which report directly to the Board. Our Board approves policies that set operational standards and risk limits at the Bank, and any changes to the Bank’s risk management program require approval by the Bank’s board of directors. Management is responsible for the implementation, integrity and maintenance of our risk management systems ensuring the directives are implemented and administered in compliance with the approved policy.
Cybersecurity and Information Security Risk Oversight
Our Board recognizes the importance of maintaining the trust and confidence of our customers, clients, and employees and devotes significant time and attention to oversight of cybersecurity and information security risk. In particular, our Board and Senior Management team each receive regular reporting on cybersecurity and information security risk, as well as presentations throughout the year on cybersecurity and information security topics. Our Governance and Nominating Committee also annually reviews and approves our Information Security Policy. The Board receives quarterly updates on cybersecurity and information security risk.

Board Self-Evaluation
The Board undertakes an evaluation process on an annual basis, using an evaluation platform designed by an independent third party. Each director evaluates his or her own performance, as well as the performance of his or her fellow directors. The evaluations are reviewed by the Chairman of the Board, and the aggregated results are shared and discussed by the Board as a whole. The evaluation process improves the overall effectiveness of the Board by identifying its strengths, as well as areas for which additional training may be needed. In 2020, each committee of the Board also engaged in a self-assessment, which evaluated each committee’s performance and identified areas of improvement.
Director Independence
The Board has evaluated the independence of its directors in accordance with the NASDAQ rules and applicable rules and regulations of the Securities and Exchange Commission (“SEC”). Our corporate governance guidelines and principles and the NASDAQ rules require that a majority of the Board be composed of directors who meet the requirements for independence established by these standards. Based on those standards, the Board has determined that Ms. Bourbulas, Mr. Brisch, Mr. Gregorski, Ms. Heun, Mr. Holmes, Mr. Maples, Ms. Reynolds, Mr. Sachse, and Mr. Van Sistine do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of those directors is independent as that term is defined by the NASDAQ rules and applicable rules and regulations of the SEC. The Board has determined that Mr. Ansay, Mr. Dempsey, Mr. Johnson, and Mr. Molepske do have relationships that may give the appearance of interfering with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of those directors is not independent as the term is defined by the NASDAQ rules and applicable rules and regulations of the SEC. Mr. Dempsey and Mr. Molepske are not independent because they are executive officers of the Corporation and of the Bank. Mr. Ansay is not independent because he is the Chief Executive Officer of Ansay & Associates, LLC, an affiliate of the Bank. Mr. Johnson is not independent as he was an employee of the Bank within the last three years. The Board has further determined that each director who serves on the Audit, Compensation, and Governance and Nominating Committees satisfies the independence requirements for such committees in accordance with the NASDAQ rules and applicable rules and regulations of the SEC.
Director qualifications
We believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, government or civic organizations. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on their own unique experience. Each director must represent the interests of all shareholders. When considering potential director candidates, our Board of Directors also considers the candidate’s independence, character, judgment, diversity, age, skills, including financial literacy, and experience in the context of our needs and those of our Board of Directors. Our Board of Directors’ priority in selecting board members is the identification of persons who will further the interests of our shareholders through his or her record of professional and personal experiences and expertise relevant to our growth strategy.
Board Diversity
The Corporation highly values diversity on its Board of Directors. We aim to ensure that the composition of the Board reflects diversity of race, gender, age, geography, education, and work experience. We believe that a diverse board translates to more effective strategic planning, critical decision making, and creative problem solving, all resulting in a better return for our shareholders. Women represent about 17% of our current Board, and we are actively working to increase that number, as well as to augment the representation of ethnic minorities on the Board.

Environmental, Social and Governance (ESG) Initiatives
Bank First Corporation is committed to operating our business responsibly, and believes our business, shareholders, communities, and employees benefit from our commitment to environmental, social, and governance (“ESG”) best practices. Highlights of our ESG efforts include:
Environment
We have committed significant resources to reduce our carbon footprint in all of our branches by using energy-efficient building practices in our newly constructed branches, and by remodeling our existing branches to increase energy efficiency. We consistently use low-E energy efficient windows, LED lighting, state of the art air filtration systems, high efficiency HVAC systems, recycled building materials, office furniture made from recycled materials, and Kohler© low-flow bathroom fixtures to conserve water. Our operations are also largely paperless, reducing our reliance on trees and paper products. We maximize natural daylight in our new buildings, boosting employee wellness and reducing our reliance on electricity. When possible, we also link our buildings to bike paths and sidewalks, which benefits both our employees and the community.
Social
“Bank First is a relationship-based community bank focused on providing innovative products and services that are value driven.” This is the promise that we make to our employees, customers, communities, and shareholders. An integral part of this promise is community involvement. Our employees take great pride in serving our communities through volunteering, charitable contributions, education scholarships, and community development initiatives.
Our culture emphasizes our long-standing dedication to being respectful to others and having a workforce that is representiatve of the communities we serve. Diversity and inclusion are fundamental to our culture. We believe in attracting, retaining and promoting quality talent and recognize that diversity makes us stronger. Our talent acquisition team partners with hiring managers in sourcing and presenting a diverse slate of qualified candidates to strengthen our organization.
We believe our employees to be our greatest asset and that our future success depends on our ability to attract, retain and develop employees. Pofessional development is a key priority, which is facilitated through our many corporate development initiatives including an extensive training program, corporate mentoring, leadership programs, educational reimbursement and a professional speaker series.
As part of our effort to attract and retain employees, we offer a broad range of benefits, including health, dental and vision insurance, life and disability insurance, cell phone and health club reimbursement, an employee assistance program, educational tuition reimbursement, annual clothing allowance, an employee referral program, 401(k) retirement plan, profit sharing, a flex spending cafeteria plan, and generous paid time off. We believe our compensation package and benefits are competitive with others in the industry.
Governance
We believe that strong corporate governance and decision making are the foundation of operating responsibly and necessary for creating long-term shareholder value. Our directors are required to complete training on safety and soundness, bank management, and bank regulation on an annual basis, and receive regular training on identity theft, cybersecurity, the Bank Secrecy Act, fair lending, unfair and deceptive trade practices, and Regulation O throughout the year from our Compliance team. Our Governance and Nominating Committee also reviews the Bank’s entire portfolio of policies in detail every year, to ensure that the policies are accurate and that the Bank is in compliance with policy requirements.
Code of Business Conduct and Ethics
The Corporation has adopted a Code of Business Conduct and Ethics, which applies to all directors, officers, and employees. The Code of Business Conduct and Ethics is posted on the Bank’s website, www.bankfirstwi.bank, under the Investor Relations tab. All directors, officers, and employees of the Corporation are also subject to an Insider Trading Policy, governing trading of the Corporation’s securities. This policy can also be found under the Investor Relations tab of the Bank’s website.
COMMITTEES OF THE BOARD OF DIRECTORS
The Corporation has standing Audit, Compensation, Executive, and Governance and Nominating Committees of the Board of Directors. Each committee operates under a written charter adopted by the Board of Directors. You may review each of these charters under “Corporate Profile — Governance Documents” on the Investor Relations section of the Bank’s website at www.bankfirstwi.bank.
Meeting Attendance
The Board of Directors holds regularly scheduled quarterly meetings for the Corporation Board and monthly meetings for the Bank Board. Both boards also hold annual organizational meetings and annual shareholder meetings. The Audit Committee meets on a quarterly basis. The Compensation Committee and Executive Committee meet at least twice yearly. The Governance and Nominating Committee meets approximately on a monthly basis.
In 2020, the Board of Directors held six (6) meetings, and all incumbent directors attended at least 75% of the aggregate number of Board meetings and meetings of the committees on which they served. In addition, all of the incumbent directors who were serving as directors at such time attended last year’s Annual Meeting of Shareholders. We expect, but do not require, directors to attend the Annual Meeting.

Board Committee Composition
		Director Since		Committee Memberships*
Name	Age		Independent	AC	CC	GN	EC
Michael G. Ansay	67	2010	No
Mary-Kay H. Bourbulas	57	2019	Yes
Donald R. Brisch	69	2006	Yes
Michael P. Dempsey	68	2014	No
Robert D. Gregorski	59	2010	Yes
Judy L. Heun	55	2019	Yes
Robert W. Holmes	73	2020	Yes
Stephen E. Johnson	65	2020	No
Phillip R. Maples	55	NEW	Yes
Michael B. Molepske	60	2009	No
Katherine M. Reynolds	70	1992	Yes
David R. Sachse	67	2010	Yes
Peter J. Van Sistine	64	2018	Yes

AC: Audit Committee
CC: Compensation Committee
GN: Governance & Nominating Committee
EC: Executive Committee
Chair
Member
* All voting members of the above-listed committees are independent directors. Kelly M. Dvorak serves as the non-voting Corporate Secretary for each committee.
Audit Committee
The purpose of the Audit Committee is to assist the Board of Directors in overseeing the quality and integrity of the Corporation’s financial statements; the Corporation’s compliance with legal and regulatory requirements; the independent auditor’s qualifications and independence; the performance of the Corporation’s internal audit function and independent auditors; and other financial matters. Among other things, the Audit Committee has the authority to:
•
retain, evaluate and, as necessary, terminate the Corporation’s independent auditors;*

•
review and approve the scope of the annual internal and external audits;

•
review and pre-approve the engagement of our independent auditors to perform non-audit services and the related fees;*

•
meet independently with our internal auditors, independent auditors, and Senior Management;

•
review the integrity of our financial reporting process;

•
review our financial statements and disclosures; and

•
review disclosures from our independent auditors regarding compliance with the independence standards of the American Institute of Certified Public Accountants, SEC, and appropriate banking regulations.

*
Matters with respect to which the Audit Committee has sole authority to act.

The Audit Committee is authorized to obtain advice and assistance from, and receive appropriate funding from the Corporation for, independent outside legal, accounting, and other professional advisors as the Audit Committee deems appropriate to fulfill its responsibilities.

Our Audit Committee is comprised of Mr. Donald R. Brisch, Ms. Judy L. Heun, and Mr. David R. Sachse. Each of the members of the Audit Committee meets the independence requirements of the rules of NASDAQ and applicable rules and regulations of the SEC. During 2020, the Audit Committee held four (4) meetings.
Mr. David R. Sachse serves as the Chair of the Audit Committee and is designated as the Committee’s financial expert as defined under the SEC rules, and possesses financial sophistication as defined under the rules of NASDAQ, based on his extensive experience with financial reporting and analysis. In addition, the Board believes that each member has sufficient knowledge and experience of financial and auditing matters to serve on the Audit Committee.
Compensation Committee
The Compensation Committee is primarily responsible for administering the Corporation’s compensation program. Consequently, the Compensation Committee approves all elements of the compensation program including cash compensation, equity compensation, and other benefits. Under the Committee’s charter, its duties include:
•
overseeing the Corporation’s compensation philosophy, compensation programs and retirement programs, including making recommendations and proposals concerning employee benefits;

•
ensuring that a compensation market analysis is completed for the directors and members of Senior Management by a third-party service provider as the Committee deems necessary, but at least every three (3) years, and making recommendations to the Board based on the analysis;

•
retaining or obtaining the advice of a compensation consultant, legal counsel, or other advisor, as necessary;

•
overseeing the Corporation’s regulatory and legal compliance with respect to compensation plans;

•
determining, or recommending to the Board for determination, the compensation of non-employee directors;

•
approving the recommended salaries, bonuses and long-term incentive compensation for Senior Management;

•
approving the recommended salary, bonus, long-term compensation, and other compensation for the Chief Executive Officer; and

•
approving the corporate goals and metrics, profit sharing contribution, retirement plan match, overall salary compensation and overall bonus compensation, for all Corporation employees on an annual basis.

The Committee grants sole discretion for market-based compensation adjustments and long-term incentive stock grants for employees who are not members of Senior Management to the Chief Executive Officer and Vice President of Human Resources. The Committee also has the authority, in its sole discretion, to select, retain and terminate (and obtain the advice of) any compensation adviser, including but not limited to compensation consultants and outside legal counsel, as necessary to assist with the execution of its duties and responsibilities as set forth in the committee charter, but only after taking into consideration all factors relevant to the advisor’s independence from management. Our Compensation Committee is comprised of Mr. Donald R. Brisch, Ms. Katherine M. Reynolds and Mr. Peter J. Van Sistine. Each of the members of the Compensation Committee meets the independence requirements of the rules of NASDAQ and applicable rules and regulations of the SEC. During 2020, the Compensation Committee held three (3) meetings.
Compensation Committee Interlocks and Insider Participation:
In 2020, Mr. Donald R. Brisch, Ms. Katherine M. Reynolds, and Mr. Peter J. Van Sistine served on the Compensation Committee. No member of our Compensation Committee (i) is or has ever been an officer or employee of the Corporation or the Bank, (ii) was, during the last completed fiscal year, a participant in any related party transaction requiring disclosure under “Certain Relationships and Related-Party Transactions,” except with respect to loans made to such committee members in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with unrelated parties, or (iii) had, during the last completed fiscal year, any other interlocking relationship requiring disclosure under applicable SEC rules.
Executive Committee
The Executive Committee is a forum for discussion of matters of policy, practice, and long-term planning. The Committee consists of only independent directors and can be called at the request of any two members, but at least twice annually. Our Executive Committee is comprised of Ms. Mary-Kay H. Bourbulas, Mr. Donald R. Brisch, Mr. Robert D. Gregorski, Ms. Judy L. Heun, Mr. Robert W. Holmes, Ms. Katherine M. Reynolds, Mr. David R. Sachse, and Mr. Peter J. Van Sistine. Each of the members of the Executive Committee meets the independence requirements of the rules of NASDAQ and applicable rules and regulations of the SEC. During 2020, the Executive Committee held three (3) meetings.
Governance and Nominating Committee
The purpose of the Governance and Nominating Committee is to review candidates for membership on the Board, recommend individuals for nomination to the Board, and prepare and periodically review with the entire Board a list of general criteria for Board nominees. In order to be considered for nomination to an additional term on the Board, the Committee shall ensure that the individual continues to meet the criteria established for nominees to the Board. The Committee is also charged with overseeing the corporate governance of the Corporation and the Bank, including reviewing the Corporation’s Bylaws, reviewing the appropriateness and scope of all Corporation and Bank policies, and making recommendations concerning policy changes. The primary duties and responsibilities of the Committee include the following, pursuant to its charter:
•
making recommendations to the Board regarding the size and composition of the Board;

•
establishing and recommending to the Board criteria for the selection of new directors;

•
identifying and recruiting Board candidates, consistent with criteria approved by the Board;

•
recommending to the Board candidates for Board membership;

•
selecting the director nominee(s) for the next Annual Meeting;

•
determining the appropriate committee structure of the Board;

•
reviewing all Corporation and Bank policies requiring Board approval on an annual basis;

•
making recommendations to the Board concerning policy changes;

•
conducting the formal performance evaluation of the Chief Executive Officer of the Corporation and Bank;

•
overseeing the evaluation of the Board members;

•
overseeing the corporate governance of the Corporation and the Bank;

•
reviewing the Bylaws of the Corporation and the Bank as necessary; and

•
ensuring complete and accurate reporting to the SEC and other regulatory bodies as required by law.

The Governance and Nominating Committee will consider nominees recommended by (i) any current director, (ii) the Corporation’s executive officers, and (iii) any shareholder, provided that such shareholder’s recommendations are made in accordance with the Bylaws. Shareholder nominees that comply with the Bylaws will receive the same consideration that nominees from other sources receive. One or more members of the Governance and Nominating Committee will interview the selected nominees and make recommendations to the Board of Directors. For more information, please see “Submission of Shareholder Proposals and Shareholder Communications” on page 33.

When considering and evaluating nominees, the Committee will consider the following factors:
•
Professional experience and core competencies

•
Knowledge of the banking and finance industry

•
Personal, professional, and financial integrity

•
Ability and willingness to attend Board and committee meetings and actively participate therein

•
Other board memberships

•
Community involvement

•
Any potential conflicts of interest and/or affiliate relationships

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Diversity in race, ethnicity, gender, and age

•
Diversity in geography, professional experience, and industry

Our Governance and Nominating Committee is comprised of Ms. Mary-Kay H. Bourbulas, Mr. Donald R. Brisch, and Ms. Katherine M. Reynolds. Each of the members of the Governance and Nominating Committee meets the independence requirements of the rules of NASDAQ and applicable rules and regulations of the SEC. During 2020, the Governance and Nominating Committee held twelve (12) meetings.

DIRECTOR COMPENSATION
The Compensation Committee reviews the compensation paid to non-employee directors annually. Our objective for compensation of our directors is to pay at or near the 75th percentile of our peer group with direct compensation. Direct compensation includes annual retainer fees and long-term incentive stock (equity ownership). Every three years, or under special request, a compensation analysis is completed by a third-party consultant, specializing in executive and board compensation. The next compensation analysis will take place in the fall of 2021. Mr. Molepske and Mr. Dempsey do not receive additional compensation for serving as directors.
Compensation Structure for Non-Employee Directors (2020)
Base annual retainer	$10,000
Annual stock awards	$45,000
Annual Chair of the Board retainer	$23,000
Annual Audit Committee Chair retainer	$6,500
Annual Compensation Committee Chair retainer	$5,000
Annual Governance and Nominating Chair retainer	$5,000
Fiscal Year 2020 Non-Employee Director Compensation
Director	Fees Earned or Paid in Cash (a) $	Stock Awards (b) $	All Other Compensation (c) $	Total Compensation$
Michael G. Ansay	33,000	45,000	475	78,475
Donald R. Brisch	15,000	45,000	475	60,475
Robert D. Gregorski	10,000	45,000	475	55,475
Katherine M. Reynolds	15,000	45,000	475	60,475
David R. Sachse	16,500	45,000	475	61,975
Peter J. Van Sistine	10,000	45,000	475	55,475
Stephen E. Johnson	10,000	45,000	454	55,454
Judy L. Heun	10,000	45,000	439	55,439
Mary-Kay H. Bourbulas	10,000	45,000	329	55,329
Robert W. Holmes	10,000	45,000	0	55,000
(a) On May 8, 2020, the directors received an annual retainer fee based on their board position and chair roles, if applicable. Mr. Holmes joined the board in June 2020 and received the annual retainer fee at that time.
(b) On March 1, 2021, the Corporation granted restricted stock for 2020 performance to its non-employee directors pursuant to the Corporation’s 2020 Equity Plan (“Equity Plan”). Each director received 634 shares of restricted stock at a fair market value price of  $71.04 per share, which restricted shares vest on the one-year anniversary of the grant. Stock award values are computed pursuant to the Equity Plan. The table reflects the grant date fair value of the restricted stock awards, which is based on the fair market value of a share of Corporation stock on the grant date, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718.
(c) Reflects dividends paid on unvested stock awards in 2020.

Non-Qualified Deferred Compensation for Directors and Executive Officer.
On February 19, 2019, the Board of Directors voted to terminate the Non-Qualified Deferred Compensation Plan, effective March 1, 2019. On March 17, 2020, the proceeds of the Non-Qualified Deferred Compensation Plan were distributed to the participants. The following directors were issued Bank First Corporation stock pursuant to the Non-Qualified Deferred Compensation Plan:
Director	Stock Issued (#)	Value of Stock Issued ($)(3)
Michael G. Ansay	1,406	66,528
Donald R. Brisch	17,626 (1)	834,014
Robert D. Gregorski	10,739	508,140
Katherine M. Reynolds	36,071 (2)	1,706,782
David R. Sachse	13,324	630,455
Peter J. Van Sistine	301	14,242

(1)
Mr. Brisch sold 8,813 BFC shares back to the Corporation to satisfy tax withholding obligations, for a net issuance of 8,813 shares.

(2)
Ms. Reynolds sold 18,035 BFC shares back to the Corporation to satisfy tax withholding obligations, for a net issuance of 18,036 shares.

(3)
Reflects the value of the shares received as of March 17, 2020 based on $47.32 per share.

Director and Executive Officer Stock Ownership
To align the interests of our directors and shareholders, our Board of Directors believes directors and executive officers should have a significant stake in Bank First. Each non-employee director must own Bank First Corporation shares equal in value to a minimum of  $200,000. New directors and executive officers have five years to meet the requirement. All of our directors and executive officers have complied with our stock ownership policy in the fiscal year 2020.

NAMED EXECUTIVE OFFICER COMPENSATION
This table contains information about compensation awarded to our Named Executive Officers for the fiscal years ended December 31, 2020 and 2019.
2020 and 2019 Summary Compensation Table
Name & Principal Position	Year	Salary (a) ($)	Bonus (b) ($)	Stock Awards (c) ($)	All Other Compensation (d) ($)	Total Compensation ($)
Michael B. Molepske Chief Executive Officer(Director)	2020 2019	551,250 533,333	332,100 257,515	332,254 257,643	45,694 45,095	1,261,298 1,093,586
Michael P. Dempsey President (Director)	2020 2019	346,981 338,250	156,779 121,569	156,856 121,750	12,460 13,091	673,076 594,660
Kevin M. LeMahieu Chief Financial Officer	2020 2019	268,775 261,375	121,500 93,939	121,692 94,079	3,757 3,745	515,724 453,138
(a) Reflects the named executive officers’ actual salary earned in 2020 and 2019.
(b) Bonuses are paid in March of each year based on the performance results for the prior year.
(c) Restricted stock awards are granted in March of each year based on the performance results of the prior year pursuant to the Equity Plan. These awards vest equally over five years from the date of grant. The table reflects the grant date fair value of the restricted stock awards, which is based on the fair market value of a share of Corporation stock on the grant date, computed in accordance with FASB ASC Topic 718.
(d) Details regarding all other compensation for 2020 are set forth in the table below.
All Other Compensation
Named Executive Officer	Excess Benefit Plan ($) (a)	Dividends on Unvested Stock Awards ($) (b)	Business Development ($) (c)
Michael B. Molepske	35,875	9,819	—
Michael P. Dempsey	—	5,460	7,000
Kevin M. LeMahieu	—	3,757	—
(a) Reflects the Corporation’s contributions to Mr. Molepske’s excess benefit plan. In 2012, the Compensation Committee of the Board of Directors adopted an excess benefit plan for Mr. Molepske for the purpose of providing benefits to Michael B. Molepske in excess of the limitations on contributions and benefits imposed by section 415 of the tax code.
(b) Reflects dividends paid on unvested stock awards in 2020.
(c) Reflects business development expenses paid in 2020.
Non-Qualified Deferred Compensation for Directors and Executive Officer.
On February 19, 2019, the Board of Directors voted to terminate the Non-Qualified Deferred Compensation Plan, effective March 1, 2019. On March 17, 2020, the proceeds of the Non-Qualified Deferred Compensation Plan were distributed to the participants. The following Named Executive Officers were issued Bank First Corporation stock pursuant to the Non-Qualified Deferred Compensation Plan:
Named Executive Officer	Stock Issued (#)	Value of Stock Issued ($) (1)
Michael B. Molepske	2,950	139,586
Michael P. Dempsey	11,086	524,559
Kevin M. LeMahieu	0	0
(1) Reflects the value of the shares received as of March 17, 2020 based on $47.32 per share.

Summary of Material Components of Compensation Program
The Corporation’s executive compensation philosophy is intended to provide a total compensation package that is competitive with market practice while varying awards to recognize Corporation and individual performance. The objective is to provide competitive pay for achieving performance goals consistent with the Corporation’s business objectives and its performance compared to the performance of other financial institutions. The Corporation’s philosophy is that actual compensation should exceed market when superior performance is achieved and be lower than market when performance falls below expectations. Every three years, or under special request, a compensation analysis is completed by a third-party consultant, specializing in executive and board compensation. Total compensation including base salary, bonuses, and long-term incentives are considered. The next compensation analysis will take place in the fall of 2021.
•
Base Salaries  —  In order to reward and retain its top talent, the Bank’s philosophy is for base salaries to approximate the 75th percentile of its top performing bank peers. While the Bank takes into consideration other factors in determining total compensation, base salaries, which have a more immediate impact, must be competitive to attract and retain talent.

•
Bonuses  —  The Bank’s annual bonus program is based on the Bank’s and the executive’s prior year’s performance. Bonuses are calculated as a percentage of salary, with payout opportunity levels established at threshold, target and maximum percentages. The program requires the executive officer to meet or exceed annual performance targets, such as return on assets, assets per full-time equivalent employees (“FTE”), and earnings per share. Established criteria that focuses on credit quality and regulatory standing must be met before any bonuses are paid. The payout opportunity levels are determined and approved by the Compensation Committee.

•
Long-Term Incentives  —  The purpose of the Equity Plan is to provide financial incentives for selected employees of the Corporation, thereby promoting long-term growth and financial success by attracting and retaining employees of outstanding ability, strengthening the Corporation’s capacity to develop, maintain, and direct a competent management team, provide an effective means for selected employees to acquire and maintain ownership of Corporation stock, motivate employees to achieve long-range performance goals and objectives, and provide incentive compensation opportunities competitive with those of equal peers. The Corporation provides long-term incentives in the form of restricted common stock, with a three-year vesting schedule, to encourage retention and ownership. The recipients are entitled to receive dividends during their restricted period and have the right to vote such shares of restricted stock. Awards are granted and vest on or around March 1st of each year and the Compensation Committee has discretion to determine the grant and vesting date. If a participant terminates their employment or is terminated for cause, he or she will forfeit their unvested shares. The Chief Executive Officer has the discretion to accelerate vesting upon an employee’s retirement. Shares of restricted stock will become immediately vested upon the occurrence of a change of control of the Corporation. In exchange for shares of restricted stock, all recipients of long-term incentive awards who are employees of the Bank agree to certain restrictive covenants in the event that their employment with the Bank is terminated, including non-solicitation of customers, non-solicitation of employees, and confidentiality.

Outstanding Equity Awards at 2020 Fiscal-Year End
	Stock Awards
Named Executive Officer	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (a)
Michael B. Molepske	986 (b)	63,913
	1,558 (c)	100,990
	2,187 (d)	141,761
	3,296 (e)	213,647
	4,190 (f)	271,596
Michael P. Dempsey	688 (b)	44,596
	1,086 (c)	70,395
	1,257 (d)	81,479
	1,632 (e)	105,786
	1,980 (f)	128,344
Kevin M. LeMahieu	363 (b)	23,530
	622 (c)	40,318
	903 (d)	58,532
	1,260 (e)	81,673
	1,530 (f)	99,175
(a) The market value of restricted stock reflects the number of shares unvested multiplied by the December 31, 2020 stock price of  $64.82. These restricted stock shares vest equally over five years from the date of grant.
(b) The restricted shares vest on March 1, 2021.
(c) The restricted shares vest in two approximately equal annual installments on March 1, 2021 and March 1, 2022.
(d) The restricted shares vest in three approximately equal annual installments on March 1, 2021, March 1, 2022 and March 1, 2023.
(e) The restricted shares vest in four approximately equal annual installments on March 1, 2021, March 1, 2022, March 1, 2023 and March 1, 2024.
(f) The restricted shares vest in five approximately equal annual installments on March 1, 2021, March 1, 2022, March 1, 2023, March 1, 2024 and March 1, 2025.
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of shares of the Corporation’s common stock as of March 29, 2021, by (i) each director and director nominee of the Corporation, (ii) each of the named executive officers of the Corporation, (iii) all directors and named executive officers as a group, and (iv) all shareholders known to us who may be considered a beneficial owner of more than 5% of the outstanding shares of the Corporation’s common stock.
Except as indicated below, the address for each shareholder listed in the table below is: Bank First Corporation, 402 N.8th Street, Manitowoc, Wisconsin 54220.

Common Stock
Beneficial Owner	Number of Shares (a)(b)	Percent of Class (c)
Directors:
Michael G. Ansay	59,357 (d)	*
Mary-Kay H. Bourbulas	4,379 (e)	*
Donald R. Brisch	15,072 (f)	*
Michael P. Dempsey (Executive Officer)	75,251 (g)	*
Robert D. Gregorski	32,343 (h)	*
Judy L. Heun	1,386 (i)	*
Robert W. Holmes	180,463 (j)	2.33
Stephen E. Johnson	34,601 (k)	*
Phillip R. Maples	1,544 (l)	*
Michael B. Molepske (Executive Officer)	106,816 (m)	1.38
Katherine M. Reynolds	25,992 (n)	*
David R. Sachse	24,252 (o)	*
Peter J. Van Sistine	6,979 (p)	*
Named Executive Officers who are not Directors:
Kevin M. LeMahieu	16,944 (q)	*
All Directors and Named Executive Officers:	583,835	7.55
Other Material Shareholders:
Richard S. Molepske	524,000 (r)	6.78
Associated Banc-Corp	440,011 (s)	5.69
Blackrock, Inc	454,134 (t)	5.88
(a) Beneficial ownership is determined in accordance with rules of the SEC and includes voting or investment power to the securities. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each beneficial owner identified in the table possesses sole voting and investment power over all our shares of common stock shown as beneficially owned by the beneficial owner.
(b) This amount includes shares allocated to participant accounts within the ESOP. The shares allocated to participant accounts within the ESOP as of March 29, 2021 are as follows: Michael B. Molepske: 0; Michael P. Dempsey: 30,686; Kevin M. LeMahieu: 7,933.
(c) Percentage ownership is based on 7,729,215 shares of common stock outstanding as of March 29, 2021. The asterisk (*) represents less than 1% of the total number of shares of common stock outstanding on the Record Date.
(d) Shares held in trust: 17,960; shares held directly: 41,397 (including 634 unvested shares from equity awards).
(e) Shares held directly: 4,379 (including 634 unvested shares from equity awards).
(f) Shares held in trust: 1,155; shares held directly: 13,917 (including 634 unvested shares from equity awards).
(g) Shares held directly: 75,251 (including 6,397 unvested shares from equity awards).
(h) Shares held directly: 32,343 (including 634 unvested shares from equity awards).
(i) Shares held directly: 1,386 (including 634 unvested shares from equity awards).
(j) Shares held in trust: 180,463 (including 634 unvested shares from equity awards).
(k) Shares held as custodian: 2,912; shares held directly: 31,689 (including 634 unvested shares from equity awards).
(l) Director nominee. Shares held in trust: 1,544

(m) Shares held in trust: 42,959; shares held indirectly by RS Molepske, LLC: 8,000; shares held directly: 55,857 (including 12,738 unvested shares from equity awards).
(n) Shares held directly: 25,992 (including 634 unvested shares from equity awards).
(o) Shares held directly: 24,252 (including 634 unvested shares from equity awards).
(p) Shares held directly: 6,979 (including 634 unvested shares from equity awards).
(q) Shares held directly: 16,944 (including 4,795 unvested shares from equity awards).
(r) The information contained herein is based on information provided by the respective individual as of March 29, 2021. The address for Richard S. Molepske is 9102 S. Lake Drive, Manitowoc, WI 54220.
(s) The information contained herein is based on information reported by Nasdaq, at www.nasdaq.com/market-activity/stocks/bfc/institutional-holdings. Associated Banc-Corp. is located at 433 Main Street, Green Bay, WI 54301.
(t) The information contained herein is based on information disclosed by the entity on a Schedule 13G filed with the SEC on February 2, 2021. The address for Blackrock, Inc. is 55 East 52nd Street, New York, NY 10055.
CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS
Related-Party Transactions
Transactions by us with related parties are subject to a formal written policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act and the Federal Reserve’s Regulation W, which governs certain transactions by us with our affiliates, and the Federal Reserve’s Regulation O, which governs certain loans by us to executive officers, directors and principal shareholders. We have adopted policies to comply with these regulatory requirements and restrictions.
In addition, our board of directors has adopted a written policy governing the approval of related party transactions that complies with all applicable requirements of the SEC and the Nasdaq Stock Market concerning related party transactions. The Audit Committee is responsible for reviewing and approving all related-party transactions, as well as reviewing the procedures used to identify related parties and any transactions with related parties. Under SEC regulations, the Corporation is required to disclose any transaction occurring in the last fiscal year or that is currently proposed in an amount that exceeds $120,000, in which the Corporation was or is a participant, and in which an executive officer or director of the Corporation, or an immediate family member thereof, had or will have a direct or indirect material interest. All transactions between the Corporation or the Bank and executive officers, directors, principal shareholders (that we are aware of) and affiliates thereof, will, to the best of our efforts, contain terms no less favorable to the Corporation or the Bank than could have been obtained by them in arms’ length negotiations with unaffiliated persons and will be reviewed and approved by the Audit Committee. In determining whether to approve a related person transaction, the Audit Committee will consider all of the relevant and material facts and circumstances available to it, including (if applicable) but not limited to: the benefits to the Corporation; the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and whether the terms are comparable to the terms available to unrelated third parties or to employees generally. After its review, the Audit Committee will only approve or ratify related person transactions that are (i) in, or are not inconsistent with, the best interests of the Corporation and its shareholders, as the Audit Committee determines in good faith, (ii) on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third person, and (iii) approved or ratified by a majority of the disinterested members of the Audit Committee.

The Bank’s wholly owned subsidiary, TVG Holdings, Inc., owns 40.0% of Ansay & Associates, LLC. Michael G. Ansay, Chairman of the Board of Directors of the Corporation, is the Chairman and Chief Executive Officer of Ansay & Associates.
The Corporation did not engage in any other transactions that require disclosure under SEC regulations.
Loans to Related Persons
The Bank has had, and expects to have in the future, loans and other banking transactions in the ordinary course of business with directors (including our independent directors) and executive officers of the Corporation and its subsidiaries, including members of their families or corporations, partnerships or other organizations in which such officers or directors have a controlling interest. In addition, the Bank is subject to the provisions of Section 23A of the Federal Reserve Act, which places limits on the amount of loans or extensions of credit to, or investments in, or certain other transactions with, affiliates and on the amount of advances to third parties collateralized by the securities or obligations of affiliates. The Bank is also subject to the provisions of Section 23B of the Federal Reserve Act which, among other things, prohibits an institution from engaging in certain transactions with certain affiliates unless the transactions are on terms substantially the same, or at least as favorable to such institution or its subsidiaries, as those prevailing at the time for comparable transactions with nonaffiliated companies.
In accordance with the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, to the best of our knowledge, all loans to executive officers, directors, principal shareholders, and any affiliates thereof, are made in the ordinary course of business, are made on the same terms, including interest rates, loan fees, and collateral as those prevailing at the time for comparable transactions with the general public and do not involve more than the normal risk of repayment or present other unfavorable features. During 2020, no executive officer, director, principal shareholder (that we are aware of), or any affiliate of the Corporation or the Bank had loans outstanding at preferred interest rates from the Corporation or the Bank.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Dixon Hughes Goodman, LLP (“DHG”) as the independent registered public accounting firm to audit the Corporation’s financial statement for the fiscal year ending December 31, 2021. Although not required to do so, the Board is submitting the selection of DHG as our independent registered public accounting firm to our shareholders for ratification as a matter of good corporate governance. The Board recommends that our shareholders ratify such appointment. Even if the appointment of DHG is ratified by the shareholders, the Audit Committee, in its discretion, could decide to terminate the engagement of DHG and to engage another audit firm if the Audit Committee determines such action is necessary or desirable. In the event that the appointment is not ratified by the required shareholder vote, the vote would be considered in connection with the engagement of an independent auditor for 2022. The Audit Committee will reconsider the appointment, but also may decide to maintain the appointment.
Representatives of DHG will be virtually in attendance at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. Bank First encourages all shareholders to ask questions of and provide comments to representatives of DHG in advance of the Meeting by contacting our Investor Relations team at (920) 652-3360 or IR@bankfirstwi.bank. Representatives of DHG will have the opportunity to respond to appropriate questions at the Annual Meeting.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF DIXON HUGHES GOODMAN, LLP AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

INFORMATION REGARDING THE CORPORATION’S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
DHG served as the Corporation’s independent registered public accounting firm for the years ended December 31, 2020 and 2019.
Fees Billed by the Corporation’s Independent Registered Public Accounting Firms
This table presents fees for professional audit services rendered by the Corporation’s independent registered public accounting firm for the audit of the Corporation’s annual financial statements during the years ended December 31, 2020 and 2019, and fees billed for other services rendered by the firms during those periods.
Year Ended December 31	2020	2019
Audit fees	$237,500	$205,000
Audit-related fees	$10,000	$0
Tax fees	$0	$0
All other fees	$0	$0
Total	$247,500	$205,000
Audit fees
These amounts represent fees of the independent registered public accounting firms for the audit of our annual consolidated financial statements, the audit of internal controls over financial reporting (FDICIA), and the services that an independent auditor would customarily provide in connection with subsidiary audits, statutory requirements, regulatory filings, and similar engagements for the year. Audit fees also include advice about accounting matters that arose in connection with or as a result of the audit or the review of periodic financial statements.
Audit-related fees
Audit-related fees generally consist of assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s consolidated financial statements or internal controls over financial reporting. This category may include fees related to the performance of audits and attest services not required by statute or regulations, due diligence related to mergers, acquisitions, and investments, and accounting consultations about the application of generally accepted accounting principles to proposed transactions. These services support the evaluation of the effectiveness of internal controls over revenue recognition and enhance the independent auditor’s understanding of our products and controls.
Tax fees
Tax fees, of which there were none, generally fall into two categories: tax compliance and return preparation, and tax planning and advice. The tax compliance and return preparation services consist of preparing original and amended tax returns and claims for refunds.
All other fees
All other fees, of which there were none, consist of permitted services other than those that meet the criteria above and include training activities and economic, industry, and accounting subscriptions and surveys.
The Audit Committee concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of Dixon Hughes Goodman LLP.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee has a policy for pre-approval of all audit and permissible non-audit services provided by the independent auditor. Each year, the Audit Committee approves the terms on which the independent auditor is engaged for the ensuing fiscal year. The Audit Committee, as permitted by its pre-approval policy, from time to time delegates the approval of certain permitted services or classes of services to a member of management. All fees paid to Dixon Hughes Goodman, LLP for the fiscal years ended December 31, 2020 and 2019 were pre-approved by the Audit Committee.
Changes in Independent Registered Public Accountant
As previously disclosed by the Corporation in a Current Report on Form 8-K filed with the SEC on October 11, 2019, on October 1, 2019, Porter Keadle Moore (“PKM”), who up until that time was serving as the Corporation’s independent registered public accounting firm, informed the Audit Committee that due to a practice combination with Wipfli, LLC, PKM had decided to resign as the Corporation’s independent registered public accounting firm, effective as of October 11, 2019. On October 11, 2019, the Audit Committee engaged DHG as the Corporation’s independent registered public accounting firm.
The reports of PKM on the financial statements of the Corporation for the years ended December 31, 2018 and 2017 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Corporation’s fiscal years ended December 31, 2018 and 2017 and the subsequent interim periods through October 11, 2019, (1) there were no disagreements with PKM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PKM, would have caused PKM to make reference to the subject matter of the disagreements in their reports on the Corporation’s consolidated financial statements for such periods, and (2) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.
Also, during the interim period from October 11, 2019 through the filing of this annual report (1) the Corporation has consulted DHG regarding the application of accounting principles to a number of transactions and audit opinions on the Corporation’s financial statements, and DHG has provided written reports and/or oral advice to the Corporation that DHG concluded was an important factor considered by the Corporation in reaching a decision as to any accounting, auditing or financial reporting issues, and (2)(i) the Corporation did not have any disagreements with DHG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of DHG, would have caused DHG to make reference to the subject matter of the disagreements in connection with its report on the consolidated financial statements for such periods, and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

AUDIT COMMITTEE REPORT
The Audit Committee has the responsibilities and powers set forth in its charter, which include the responsibility to assist the Board of Directors in its oversight of our accounting and financial reporting principles and policies and internal audit controls and procedures, the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the independent auditor and our internal audit function. The Audit Committee is also required to prepare this report to be included in our annual proxy statement pursuant to the proxy rules of the SEC.
Management is responsible for the preparation, presentation and integrity of our financial statements and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures to provide for compliance with accounting standards and applicable laws and regulations. The internal auditor is responsible for testing such internal controls and procedures. Our independent registered public accounting firm is responsible for planning and carrying out a proper audit of our annual financial statements, reviews of our quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures.
The Audit Committee reviews our financial reporting process. In this context, the Audit Committee:
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has reviewed and discussed with management the audited financial statements for the year ended December 31, 2020;

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has discussed with DHG, the Corporation’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”);

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Discussed with DHG the matters required to be discussed by the applicable requirements of the PCAOB and the SEC; and

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has received the written disclosures and the letter from DHG, required by PCAOB Rule 3526 (“Independence Discussions with Audit Committees”), as modified or supplemented, and has discussed with DHG the independent accountant’s independence.

Based on this review and the discussions referred to above, the Audit Committee recommended that our Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the SEC.
This report is submitted on behalf of the members of the Audit Committee and shall not be deemed “soliciting material” or to be “filed” with the SEC, nor shall it be incorporated by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference and shall not otherwise be deemed filed under these Acts.
Respectfully submitted by the Audit Committee of the Board,
David R. Sachse, Chair
Donald R. Brisch
Judy L. Heun

SUBMISSION OF SHAREHOLDER PROPOSALS AND SHAREHOLDER COMMUNICATIONS
Shareholder Proposals
In order for a shareholder proposal to be considered for inclusion in the Corporation’s Proxy Statement for the 2022 annual meeting of shareholders, the written proposal must be received by the Corporate Secretary of the Corporation at the address below. The Corporate Secretary must receive the proposal no later than December 17, 2021. The proposal will also need to comply with the SEC’s regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company sponsored proxy materials. Proposals should be addressed to:
Corporate Secretary
Bank First Corporation
402 N. 8th Street
P.O. Box 10
Manitowoc, WI 54221-0010
For a shareholder proposal that is not intended to be included in the Corporation’s Proxy Statement for the 2022 annual meeting of shareholders, or if you want to nominate a person for election as a director, you must provide written notice to the Corporate Secretary at the address above. The Secretary must receive this notice not earlier than February 14, 2022 and not later than March 16, 2022. The notice of a proposed item of business must provide information as required in the Bylaws of Corporation which, in general, require that the notice include for each matter a brief description of the matter to be brought before the meeting; the reason for bringing the matter before the meeting; your name, address, and number of shares you own beneficially or of record; and any material interest you have in the proposal.
The notice of a proposed director nomination must provide information as required in the Bylaws of Corporation which, in general, require that the notice of a director nomination include your name, address and the number of shares you own beneficially or of record; the name, age, business address, residence address and principal occupation of the nominee; and the number of shares owned beneficially or of record by the nominee. In addition, each nomination shall include a representation that the shareholder is entitled to vote at the annual meeting and intends to appear in person or by proxy at the meeting to make the nomination, and background information about the nominee.
It is the policy of the Governance and Nominating Committee to consider all timely and properly submitted nominations for directors. See the section entitled “Governance and Nominating Committee” for a summary of the Committee’s selection process and criteria. Nominations not made in accordance with the specified requirements will be disregarded. No director nominations were received from shareholders in connection with the 2021 Annual Meeting.
Shareholder Communications
Shareholders wishing to communicate with the Board, with a particular director, or with the Corporate Secretary, may do so in writing directed to the Corporate Secretary of the Corporation, Kelly M. Dvorak, 402 N. 8th Street, P.O. Box 10, Manitowoc, WI 54221-0010. The Corporate Secretary is responsible for reviewing all communications addressed to our Board, any committee or any specific director to determine whether such communications require Board, committee or personal review, response or action. Generally, the Corporate Secretary will not forward to the Board, any committee or any specific director any communications relating to Corporation products and services, solicitations, or otherwise improper or irrelevant topics. If, however, the Corporate Secretary determines that a communication relates to corporate governance or otherwise requires review, response or action by the Board, any committee or any specific director, then she will promptly send a copy of such communication to each director serving on the Board, the applicable committee or the applicable director.

Householding
In a further effort to reduce printing costs and postage fees, we may adopt a practice approved by the SEC called “householding.” Under this practice, shareholders who have the same address and last name and have elected to receive paper copies of proxy materials will receive only one copy of our proxy materials, unless one or more of these shareholders notifies us that he or she wishes to continue receiving individual copies. Upon request, the Corporation will promptly deliver a separate copy of the Proxy Statement to a shareholder at a shared address to which a single copy of the documents was delivered. Conversely, shareholders sharing an address who are receiving multiple copies of Annual Reports or Proxy Statements may request delivery of a single copy. You can contact the Corporation by calling (920) 652-3244 or by writing to Corporate Secretary, Bank First Corporation, 402 N. 8th Street, P.O. Box 10, Manitowoc, WI 54221-0010, or by sending an email to kdvorak@bankfirstwi.bank to request a separate copy of the proxy materials and for future meetings or, if you are currently receiving multiple copies, to receive only a single copy in the future.
Shareholders who beneficially own shares of our common stock held in street name may contact their broker, bank or other agent as your nominee to request information about householding.
ADDITIONAL INFORMATION
Our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC, can be accessed, along with this Proxy Statement, on our corporate website under the Investor Relations tab at www.bankfirstwi.bank. If you wish to receive a copy of any exhibit on our Annual Report on Form 10-K for the year ended December 31, 2020, we will mail these documents to you free of charge. Requests should be sent to:
Bank First Corporation
Attn: Corporate Secretary
402 N. 8th Street
P.O. Box 10
Manitowoc, WI 54221-0010
The Annual Report on Form 10-K for the year ended December 31, 2020 is not, and shall not be, deemed to be a part of our proxy materials.
OTHER MATTERS
We are not aware of any business that will be presented at the Annual Meeting other than the matters described herein. However, if any other matters should properly come before the Annual Meeting or any adjournments or postponements thereof, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

BankFirst CORPORATION

VOTE

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ENDORSEMENT_LINE______________ SACKPACK_____________

C123456789

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Your vote matters – here's how to vote!

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

2021 Annual Meeting Proxy Card

1234 5678 9012 345

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.

Nominee	For	Withhold
01 - Mary-Kay H. Bourbulas	☐	☐
02 - Robert D. Gregorski	☐	☐
03 - Phillip R. Maples	☐	☐
04 - Peter J. Van Sistine	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

C 1234567890 JNT

42DV 499953

03FBYC

MMMMMMMMMMMMMM C123456789 000004ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext000000000.000000 ext000000000.000000 ext 000000000.000000 ext000000000.000000 ext000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1ADD 2ADD 3ADD 4ADD 5ADD 6Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Your vote matters – here’s how to vote!You may vote online or by phone instead of mailing this card.Votes submitted electronically must be received by 11:59 p.m. (CT) on June 13, 2021.OnlineGo to www.investorvote.com/BFC or scan the QR code — login details are located in the shaded bar below.PhoneCall toll free 1-800-652-VOTE (8683) within the USA, US territories and CanadaSave paper, time and money! Sign up for electronic delivery at www.investorvote.com/BFC q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q1.To elect four (4) directors of the Corporation, each for three-year terms and in each case until their successors are elected and qualified.ForWithholdForWithholdForWithhold 01- Mary-Kay H. Bourbulas 04 - Peter J. Van Sistine 02- Robert D. Gregorski 03- Phillip R. Maples 2.To ratify the appointment of Dixon Hughes Goodman, LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2021. ForAgainst Abstain 3.To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. ForAgainst Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) — Please print date below.Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box. C 1234567890J N T4 2 D V4 9 9 9 5 3 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

The 2021 Annual Meeting of Shareholders of Bank First Corporation will be held onMonday, June 14, 2021 at 4:00 p.m. (CT), virtually via the internet at https://bankfirstwi.bank/2021annualmeeting.html.q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q+Notice of 2021 Annual Meeting of ShareholdersProxy Solicited by Board of Directors for Annual Meeting — June 14, 2021The Chairman of the Board of Directors or the Corporate Secretary of the Corporation or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Bank First Corporation to be held on Monday, June 14, 2021 or at any postponement or adjournment thereof.If you are a current employee and have shares in the Bank First Retirement Plan on the record date of March 29, 2021, you are directing the Plan trustee how to vote the shares allocated to your account. If your voting instructions are not returned on or before June 7, 2021, you will have given the trustee the authority to vote on your behalf.Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2 and 3.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.(Items to be voted appear on reverse side)Change of Address — Please print new address below.Comments — Please print your comments below.Meeting AttendanceMark box to the right if you plan to attend the Annual Meeting.+

BankFirst CORPORATION

VOTE

2021 Annual Meeting Proxy Card

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.

Nominee	For	Withhold
01 - Mary-Kay H. Bourbulas	☐	☐
02 - Robert D. Gregorski	☐	☐
03 - Phillip R. Maples	☐	☐
04 - Peter J. Van Sistine	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

03FBZC

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q1.To elect four (4) directors of the Corporation, each for three-year terms and in each case until their successors are elected and qualified.ForWithholdForWithholdForWithhold 01- Mary-Kay H. Bourbulas 04 - Peter J. Van Sistine 02- Robert D. Gregorski 03- Phillip R. Maples 2.To ratify the appointment of Dixon Hughes Goodman, LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2021. ForAgainst Abstain 3.To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. ForAgainst Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) — Please print date below.Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box. 03FBZC 1 U P X 4 9 9 9 5 3+

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. qNotice of 2021 Annual Meeting of ShareholdersProxy Solicited by Board of Directors for Annual Meeting — June 14, 2021The Chairman of the Board of Directors or the Corporate Secretary of the Corporation or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Bank First Corporation to be held on Monday, June 14, 2021 or at any postponement or adjournment thereof.If you are a current employee and have shares in the Bank First Retirement Plan on the record date of March 29, 2021, you are directing the Plan trustee how to vote the shares allocated to your account. If your voting instructions are not returned on or before June 7, 2021, you will have given the trustee the authority to vote on your behalf.Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2 and 3.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.(Items to be voted appear on reverse side)